ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) dated as of this 4th day of October 2023 by and among Majestic Funding Partners, LLC, a Delaware Limited Liability Company (the “Company”), having an address at 13945 E. Vallejo, Street, Chandler, AZ 85249 (the “Company” or “Issuer”); Castle Placement, LLC, having an address at 1460 Broadway, New York, NY 10036 (“Placement Agent”), and EAST WEST BANK, a California chartered bank with trust powers (in its capacity as escrow holder, the “Escrow Agent”), with its principal corporate trust office at 135 N. Los Robles Ave., Pasadena, CA 91101. The Company and the Placement Agent, each a “Party,” are collectively referred to as “Parties” and individually, a “Party.”

W I T N E S S E T H:

“WHEREAS, the Company proposes to sell a maximum of 4,500,000 Class A Common Units (“Common Units”), at an offering price of $10 per Unit for an offering amount of $45,000,000 (provided, however, that the Company may, in its sole discretion, determine to offer and sell additional Units) (the “Offering”) to investors (each, an “Investor”); and

WHEREAS, subject to all conditions to closing being satisfied or waived, the closing(s) of the Offering shall take place from time to time until the earlier of (a) the date which is  days after the Offering commences, or (b) the date on which this Offering is earlier terminated by the Company in its sole discretion (the “Termination Date”) (the earlier of (a) or (b), the “Final Termination Date”); and

WHEREAS, in connection with the Offering contemplated by the Subscription Agreement, the Company entered into a Placement Agent Agreement between the Company and the Placement Agent, and certain other agreements, documents, instruments and certificates necessary to carry out the purposes thereof, including without limitation the Subscription Agreement (collectively, the “Transaction Documents”); and

WHEREAS, the Company desires to establish an escrow account with the Escrow Agent with to hold Investors’ funds pending a closing of the Offering (a “Closing”).

NOW, THEREFORE, IT IS AGREED as follows:

ARTICLE 1

ESCROW DEPOSIT

Section 1.1 Establishment of Escrow Account; Delivery of Escrow Funds.

(a)Company hereby appoints Escrow Agent to act as escrow holder to receive and hold the proceeds of the Offering.

(b)Escrow Agent shall establish a non interest-bearing escrow account for the Offering at East West Bank, as depository, entitled “EAST WEST BANK as Escrow Agent for [name of Company/Offering]” (the “Escrow Account”), subject to the Company’s provision of all information, agreements, documents and things required or requested by East West Bank to establish such account.

(c)The Company and Placement Agent shall instruct the Investors to deposit checks, utilize a credit card, ACH, wire transfer or other accepted modes of investment for the payment of money made payable to the order of “EAST WEST BANK. as Escrow Agent for   Escrow,” and the Escrow Agent is willing to accept said checks and other instruments for the payment of money in accordance with the terms hereinafter set forth, provided however, the Escrow Agent will not accept Investor payments by credit card. Therefore, if the Company and Placement Agent choose to allow Investors to transmit funds by credit card, the Company and Placement Agent shall arrange for a third party merchant services provide to process such payments and transmit the proceeds to Escrow Agent. Escrow Agent’s delivery instructions for payments are as follows:

EAST WEST BANK

ABA #: 322070381

A/C #: 8003277814

A/C Name: East West Bank as Escrow Agent for Majestic Funding Partners, LLC

Attn: Escrow Department

All such payments remitted to the Escrow Agent shall be accompanied by information identifying each Investor, subscription, the Investor’s social security or taxpayer identification number and address. In the event the Investor’s address and/or social security number or taxpayer identification number are not provided to Escrow Agent by the Investor, then Placement Agent and/or the Company agree to promptly upon request provide Escrow Agent with such information in writing. The payments shall be deposited into the Escrow Account.

(d)The collected funds deposited into the Escrow Account are referred to as the “Escrow Funds.”

(e)The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account. If, for any reason, any payment deposited into the Escrow Account shall be returned unpaid to the Escrow Agent, the sole duty of the Escrow Agent shall be to return the payment to the Investor and advise the Company and Placement Agent promptly thereof.

(f)In the event that market conditions are such that negative interest applies to amounts deposited with the Escrow Agent, the Company shall be responsible for the payment of such interest and the Escrow Agent shall be entitled to deduct from amounts on deposit with it an amount necessary to pay such negative interest. For the avoidance of doubt, the indemnification protections afforded to the Escrow Agent under Section 2.2 of this Agreement shall cover any interest-related expenses (including, but not limited to, negative interest) incurred by the Escrow Agent in the performance of its duties hereunder.

Section 1.2Release of Escrow Funds. The Escrow Funds shall be paid by the Escrow Agent in accordance with the following:

(a)If the Company terminates the Offering, the Company shall promptly deliver a written notice to the Escrow Agent and the Placement Agent in the form of Exhibit B advising the Escrow Agent that the Offering has been terminated (the “Termination Notice”). Upon receipt of the Termination Notice, the Escrow Agent shall promptly return the funds paid by each Investor to such Investor without interest or offset in the same method as the Investor caused payment to be delivered to the Escrow Agent. If an Investor’s funds were received by Escrow Agent from an intermediary or payment processor, such funds shall be returned to the intermediary or payment processor, as the case may be.

(b)At each Closing, the Company and the Placement Agent shall provide the Escrow Agent with written instructions regarding the disbursement of the Escrow Funds in accordance with Exhibit A attached hereto and made a part hereof and signed by the Company and the Placement Agent (the “Disbursement Instructions”).

(c)If by 5:00 P.M. Eastern time on the Final Termination Date, the Escrow Agent has not received written Disbursement Instructions from the Company and Placement Agent regarding the disbursement of the Escrow Funds in the Escrow Account, if any, then the Escrow Agent shall promptly return such Escrow Funds, if any, to the Investors without interest or offset. The Escrow Funds returned to the Investors shall be free and clear of any and all claims of the Escrow Agent.

(d)The Escrow Agent shall not be required to pay any uncollected funds or any funds that are not available for withdrawal.

(e)The Placement Agent or the Company will provide the Escrow Agent with the payment instructions for each Investor, to whom the funds should be returned in accordance with this section.

(f)In the event that Escrow Agent makes any payment to any other party pursuant to this Escrow Agreement and for any reason such payment (or any portion thereof) is required to be returned to the Escrow Account or another party or is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a receiver, trustee or other party under any bankruptcy or insolvency law, other federal or state law, common law or equitable doctrine, then the recipient party shall repay to the Escrow Agent upon written request the amount so paid to it.

(g)The Escrow Agent shall, in its sole discretion, comply with judgments or orders issued or process entered by any court with respect to the Escrow Amount, including without limitation any attachment, levy or garnishment, without any obligation to determine such court's jurisdiction in the matter and in accordance with its normal business practices. If the Escrow Agent complies with any such judgment, order or process, then it shall not be liable to any of the Parties or any other person by reason of such compliance, regardless of the final disposition of any such judgment, order or process.

(h)Each Party understands and agrees that Escrow Agent shall have no obligation or duty to act upon a written direction delivered to Escrow Agent for the disbursement of all or part of the Escrow Amount under this Agreement (a “Written Direction”) if such Written Direction is not

(i)in writing,

(ii)signed by representatives of both Parties listed in Schedule I to this Agreement, (in each case, each such individual an “Authorized Representative” of such Party), and

(iii)delivered to, and able to be authenticated by, Escrow Agent in accordance with Section 1.4 below.

(i)Upon request by any Party, the Escrow Agent will set up each Party with on-line access to the account(s) established pursuant to this Agreement, which each Party can use to view and verify transaction on such account(s).

(j)A Party may specify in a Written Direction whether such Escrow Amount shall be disbursed by way of wire transfer or check. If the written notice for the disbursement of funds does not so specify the disbursement means, Escrow Agent may disburse the Escrow Amount by wire transfer.

Section 1.3 Written Direction and Other Instruction.

(a)With respect to any Written Direction or any other notice, direction or other instruction required to be delivered by a Party to Escrow Agent under this Agreement, Escrow Agent is authorized to follow and rely upon any and all such instructions given to it from time to time if the Escrow Agent believes, in good faith, that such instruction is genuine and to have been signed by an Authorized Representative of such Party. Escrow Agent shall have no duty or obligation to verify that the person who sent such instruction is, in fact, a person duly authorized to give instructions on behalf of a Party, other than to verify that the signature of the Authorized Representative on any such instruction appears to be the signature of such person. Each Party acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to Escrow Agent, and that there may be more secure methods of transmitting instructions other than the method selected by such Party. Escrow Agent shall have no responsibility or liability for any loss which may result from (i) any action taken or not taken by Escrow Agent in good faith reliance on any such signatures or instructions, (ii) as a result of a Party’s reliance upon or use of any particular method of delivering instructions to Escrow Agent, including the risk of interception of such instruction and misuse by third parties, or (iii) any officer or Authorized Representative of a Party named in Schedule II delivered hereunder prior to actual receipt by Escrow Agent of a more current incumbency certificate or an updated Schedule II and a reasonable time for Escrow Agent to act upon such updated or more current certificate or Schedule.

(b)Each Party may, at any time, update Schedule II by signing and submitting to Escrow Agent an update of such Schedule. Any updated Schedule shall not be effective unless Escrow Agent countersigns a copy thereof. Escrow Agent shall be entitled to a reasonable time to act to implement any changes on an updated Schedule II.

Section 1.4 Delivery and Authentication of Written Direction.

(a)A Written Direction must be delivered to Escrow Agent by one of the delivery methods set forth in Section 4.3.

(b)Each Party and Escrow Agent hereby agree that the following security procedures will be used to verify the authenticity of a Written Direction with regard to fund transfer instructions delivered by any Party to Escrow Agent under this Agreement:

(i)The Written Direction must include the name and signature of the person delivering the disbursement request to Escrow Agent. Escrow Agent will check that the name and signature of the person identified on the Written Direction appears to be the same as the name and signature of an Authorized Representative of such Party;

(ii)Escrow Agent shall seek confirmation of such instructions by telephone call-back to an Authorized Representative (in the case of the Company) or other authorized person, and Escrow Agent may rely upon the confirmations of anyone purporting to be the Authorized Representative or other authorized person so designated. Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Company to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

(c)Each Party acknowledges and agrees that given its particular circumstances, including the nature of its business, the size, type and frequency of its instructions, transactions and files, internal procedures and systems, the alternative security procedures offered by Escrow Agent and the security procedures in general use by other customers and banks similarly situated, the security procedures set forth in this Section 1.4 are a commercially reasonable method of verifying the authenticity of a payment order in a Written Direction.

(d)Escrow Agent is authorized to execute, and each Party expressly agrees to be bound by any payment order in a Written Direction issued in its name (and associated funds transfer) (i) that is accepted by Escrow Agent in accordance with the security procedures set forth in this Section 1.4 , whether or not authorized by such Party and/or (ii) that is authorized by or on behalf of such Party or for which such Party is otherwise bound under the law of agency, whether or not the security procedures set forth in this Section 1.4 were followed, and to debit the Escrow Account for the amount of the payment order. Notwithstanding anything else, Escrow Agent shall be deemed to have acted in good faith and without negligence, gross negligence or misconduct if Escrow Agent is authorized to execute the payment order under this Section 1.4 . Any action taken by Escrow Agent pursuant to this paragraph prior to Escrow Agent’s actual receipt and acknowledgement of a notice of revocation, cancellation or amendment of a Written Direction shall not be affected by such notice.

(e)The security procedures set forth in this Section 1.4 are intended to verify the authenticity of payment orders provided to Escrow Agent and are not designed to, and do not, detect errors in the transmission or content of any payment order. Escrow Agent is not responsible for detecting an error in the payment order, regardless of whether any of the Parties believes the error was apparent, and Escrow Agent is not liable for any damages arising from any failure to detect an error.

(f)When instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g. ABA number or account number), Escrow Agent, and any other banks participating in the funds transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named. Each Party agrees to be bound by the rules of any funds transfer network used in connection with any payment order accepted by Escrow Agent hereunder.

(g)Escrow Agent shall not be obliged to make any payment requested under this Escrow Agreement if it is unable to validate the authenticity of the request by the security procedures set forth in this Section 1.4 . Escrow Agent’s inability to confirm a payment order may result in a delay or failure to act on that payment order. Notwithstanding anything else in this Agreement, Escrow Agent shall not be required to treat a payment order as having been received until Escrow Agent has authenticated it pursuant to the security procedures in this Section 2.3 and shall not be liable or responsible for any losses arising in relation to such delay or failure to act.

ARTICLE 2

PROVISIONS CONCERNING THE ESCROW AGENT

Section 2.1Acceptance by Escrow Agent. The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a)The Escrow Agent shall be entitled to rely upon any order, judgment, opinion, or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof.

(b)The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 2.2 and Section 2.6 for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees and shall not be responsible for the acts or omissions of such agents, representatives, attorneys, custodians or nominees appointed with due care.

(c)In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or conflicting demands are made or notice served upon the Escrow Agent, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction, (ii) deliver the Escrow Funds to a court of competent jurisdiction, and/or (iii) file a suit in interpleader and obtain an order from the court requiring the parties to litigate their several claims and rights among themselves. In the event such interpleader suit is brought, Escrow Agent shall be fully released from any obligation to perform any further duties imposed upon it hereunder, and the Company shall pay Escrow Agent actual costs, expenses and reasonable attorney’s fees expended or incurred by Escrow Agent, the amount thereof to be fixed and a judgment thereof to be rendered by the court in such suit.

(d)The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent’s obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account. The Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

(e)The Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement. No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement by the Company beyond the specific terms hereof. Escrow Agent’s duties and obligations are purely contractual and ministerial in nature, and nothing in this Agreement shall be construed to give rise to any fiduciary obligations of Escrow Agent with respect to the Investors or to the Parties to this Agreement. Without limiting the foregoing, the Escrow Agent shall dispose of the Escrow Funds in accordance with the express provisions of this Agreement, and has not reviewed and shall not make, be required to make or be liable in any manner for its failure to make, any determination under any other document, or any other agreement.

(f)No term or provision of this Agreement is intended to create, nor shall any such term or provision be deemed to have created, any trust, joint venture, partnership, between or among the Escrow Agent and any of the Parties.

(g)The Company and Placement Agent represent and warrant and covenant to the Escrow Agent that they have not indicated and will not indicate to any individual or entity that the Escrow Agent’s duties will include anything other than those duties stated in this Agreement.

(h)THE COMPANY AND THE PLACEMENT AGENT UNDERSTAND THAT THE ESCROW AGENT, BY ACCEPTING THE APPOINTMENT AND DESIGNATION AS ESCROW AGENT HEREUNDER, IN NO WAY ENDORSES THE MERITS OF THE OFFERING OF THE SECURITIES.

(i)Neither the Company nor the Placement Agent shall make any reference to East West Bank in connection with any offering, disclosure or other documents used in the Offering, or the transactions contemplated thereby except with respect to its role as the escrow agent hereunder, and in no event may Company or the Placement Agent state or imply that Escrow Agent has investigated or endorsed the Offering, or any offering, disclosure or other documents used in the Offering, or the transactions contemplated thereby in any manner whatsoever..

(j)Without limiting the generality of the foregoing, Escrow Agent is not charged with any duties or responsibilities with respect to any documentation associated with the Offering and shall not otherwise be concerned with the terms thereof. Escrow Agent shall have no responsibility to ensure the Company’s or the Placement Agent’s compliance with any laws in connection with the Offering or otherwise.

Section 2.2. Indemnification. The Company agrees to defend, indemnify and hold the Escrow Agent and its affiliates and their respective employees, officers, directors and agents (the “Indemnified Parties”) harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, (including, without limitation, negative interest, attorney's fees and expenses and the costs of enforcement of this Escrow Agreement or any provision thereof), which an Indemnified Party may incur or with which it may be threatened by reason of acting as or on behalf of the Escrow Agent under this Escrow Agreement or related to or arising out of the existence of the Escrow Account or Escrow Agent’s services or duties hereunder, and will reimburse the Indemnified Parties for all expenses (including attorneys’ fees) as they are incurred by the Indemnified Parties in connection with investigating, preparing or defending any such action or claim whether or not in connection with pending or threatened litigation in which the Indemnified Parties is or are a party, except to the extent the same shall be have been finally adjudicated to have been directly caused by the Escrow Agent's gross negligence or willful misconduct. The Company agrees, jointly and severally, to pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Funds incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent with respect to any amounts that it is obligated to pay in the way of such taxes. The terms of this paragraph shall survive termination of this Agreement.

Section 2.3.Limitation of Liability. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION, OR (III) AMOUNT IN EXCESS OF THE ESCROW FUNDS. THE TERMS OF THIS PARAGRAPH SHALL SURVIVE TERMINATION OF THIS AGREEMENT.

Section 2.4. Resignation and Termination of the Escrow Agent. The Escrow Agent may resign at any time by giving 20 (twenty) days’ prior written notice of such resignation to Placement Agent and the Company. Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold as depositary the Escrow Funds that it receives until the end of such 20-day period. In such event, the Escrow Agent shall not take any action, other than receiving and depositing the Investor’s payments in accordance with this Agreement, until the Company has designated a banking corporation, trust company, attorney or other person as successor. Upon receipt of such written designation signed by Placement Agent and the Company, the Escrow Agent shall promptly deliver the Escrow Funds to such successor and shall thereafter have no further obligations hereunder. If the Company and Placement Agent have failed to appoint a successor escrow agent prior to the expiration of twenty (20) days following the delivery of such notice of resignation or removal, the Escrow Agent shall be entitled, at its sole discretion and at the expense of the Company to (a) return the Escrow Funds to the Company, or (b) petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the parties. In either case provided for in this paragraph, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

Section 2.5 Termination. The Company and Placement Agent may terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least 30 days from the date of such notice. In the event of such termination, the Company and Placement Agent shall, within 30 days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by the Company and Placement Agent, turn over to such successor escrow agent all of the Escrow Funds Upon receipt of the Escrow Funds, the successor escrow agent shall become the escrow agent hereunder and shall be bound by all of the provisions hereof and the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds and under this Agreement. If the Company has failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of the notice of termination, the Escrow Agent shall be entitled, at its sole discretion and at the expense of the Company, to (a) return the

Escrow Funds to the Company, or (b) petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the parties.

Section 2.6 Compensation; Reimbursement. Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to compensation as stated in the schedule attached hereto as Schedule III, which fee shall be paid by the Company upon the signing of this Agreement. In addition, the Company shall be obligated to reimburse Escrow Agent for all fees, costs and expenses incurred or that become due in connection with this Agreement or the Escrow Account, including attorney’s fees. Neither the modification, cancellation, termination, resignation or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission. To the extent the Escrow Agent has incurred any such expenses, or any such fee becomes due, prior to any closing, the Escrow Agent shall advise the Company and the Company shall direct all such amounts to be paid directly at any such closing. As security for the due and punctual performance of any and all of the Company’s obligations to the Escrow Agent hereunder, now or hereafter arising, the Company, hereby pledges, assigns and grants to the Escrow Agent a continuing security interest in, and a lien on and right of setoff against, the Escrow Funds and all distributions thereon, investments thereof or additions thereto. If any fees, expenses or costs incurred by, or any obligations owed to, the Escrow Agent hereunder are not promptly paid when due, the Escrow Agent may reimburse itself therefor from the Escrow Funds, and may sell, convey or otherwise dispose of any Escrow Funds for such purpose. The security interest and setoff rights of the Escrow Agent shall at all times be valid, perfected and enforceable by the Escrow Agent against the Parties and all third parties in accordance with the terms of this Escrow Agreement. The terms of this paragraph shall survive termination of this Agreement.

Section 2.7. Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 2.8. Attachment of Escrow Funds; Compliance with Legal Orders. In the event that any Escrow Amount shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Funds, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any Party or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 2.9 Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; pandemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; hacking, cyber-attacks or other unauthorized infiltration of Escrow Agent’s information technology infrastructure it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

Section 2.10 No Financial Obligation. Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in Escrow Agent's sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

Section 2.11Exculpation. Escrow Agent’s duties hereunder shall be strictly limited to the safekeeping of monies, instruments or other documents received by Escrow Agent and any further responsibilities expressly provided in this Agreement. Escrow Agent will not be liable for:

(a)the genuineness, sufficiency, correctness as to form, manner or execution or validity of any instrument deposited in the Escrow, nor the identity, authority or rights of any person executing the same;

(b)any misrepresentation or omission in any documentation associated with the Offering or any failure to keep or comply with any of the provisions of any agreement, contract, or other instrument referred to therein; or

(c)the failure of any Investor to transmit, or any delay in transmitting, any Investor’s funds to Escrow Agent.

ARTICLE 3
MISCELLANEOUS

Section 3.1. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of each Party and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Agreement. No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Parties and Escrow Agent and shall require the prior written consent of the other Parties and Escrow Agent (such consent not to be unreasonably withheld).

Section 3.2. Escheat. Each Party is aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to any of the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Funds escheat by operation of law.

Section 3.3. Notices. All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) by overnight delivery with a reputable national overnight delivery service; or (ii) by electronic transmission; including by way of e-mail (as long as such email is accompanied by a PDF or similar version of the relevant document bearing the signature of an Authorized Representative for the Party sending the notice). If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Company to notify the Escrow Agent in writing of any name or address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent:

If to Placement Agent:

Castle Placement, LLC

1460 Broadway, New York, NY 10036

(212) 418-1181

Attention: Richard Luftig, Managing Partner rluftig@castleplacement.com

If to the Company:

Majestic Funding Partners, LLC

13945 E. Vallejo Street, Chandler, AZ 85249 Phone: 480-286-0003

Attention: Vince Guarnieri Principal

vguarnieri@majesticfundingpartners.com

If to Escrow Agent:

East West Bank

Attn: Specialized Deposit Services, Escrow

Email: scott.armstrong@eastwestbank.com

Address: 9090 Katy Fwy., 3rd Fl.

Houston, TX 77024

Section 3.4. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Each Party and Escrow Agent hereby consents to the exclusive personal jurisdiction of the courts located in the State of California in the event of a dispute arising out of or under this Agreement. Each Party and Escrow Agent hereby irrevocably waives any objection to the laying of the venue of any suit, action or proceeding and irrevocably submits to the exclusive jurisdiction of such court in such suit, action or proceeding.

Section 3.5.Entire Agreement. This Agreement and the Exhibits attached hereto (as updated from time to time in accordance herewith) set forth the entire agreement and understanding of the parties related to the Escrow Amount. If a court of competent jurisdiction declares a provision invalid, it will be ineffective only to the extent of the invalidity, so that the remainder of the provision and Escrow Agreement will continue in full force and effect.

Section 3.6. Amendment. This Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by each of the Parties and the Escrow Agent.

Section 3.7. Waivers. The failure of any party to this Agreement at any time or times to require performance of any provision under this Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Agreement.

Section 3.8. Headings. Section headings of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 3.9. Electronic Signatures; Facsimile Signatures; Counterparts. This Escrow Agreement may be executed in one or more counterparts. Such execution of counterparts may occur by manual signature, electronic signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission, and any such execution that is not by manual signature shall have the same legal effect, validity and enforceability as a manual signature. Each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Escrow Agreement or of executed signature pages to this Escrow Agreement by electronic transmission, facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof. Any copy of this Escrow Agreement which is fully executed and transmitted in accordance with the terms hereof may be used for all purposes in lieu of a manually executed copy of this Escrow Agreement and shall have the same legal effect, validity and enforceability as if executed by manual signature.

Section 3.10. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY EXPRESSLY, INTENTIONALLY, AND DELIBERATELY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE (EACH, A “CLAIM”). ANY PARTY HERETO MAY

FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. In the event that the waiver of jury trial set forth in the previous sentence is not enforceable under the law applicable to this Agreement, the parties to this Agreement agree that any Claim, including any question of law or fact relating thereto, shall, at the written request of any party, be determined by judicial reference pursuant to California law. The parties shall select a single neutral referee, who shall be a retired state or federal judge. In the event that the parties cannot agree upon a referee, the court shall appoint the referee. The referee shall report a statement of decision to the court. Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral or obtain provisional remedies. The parties shall bear the fees and expenses of the referee equally, unless the referee orders otherwise. The referee shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph. The parties acknowledge that if a referee is selected to determine the Claims, then the Claims will not be decided by a jury.

Section 3.11 Termination. This Agreement will terminate upon the Final Termination Date.

Section 3.12 Anti-Terrorism/Anti-Money Laundering Laws.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT - To help the United States government fight the funding of terrorism or money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens a new account. What this means for the parties to this Agreement: the Escrow Agent will ask for your name, address, date of birth, and other information that will allow the Escrow Agent to identify you (e.g., your social security number or tax identification number.) The Escrow Agent may also ask to see your driver’s license or other identifying documents (e.g., passport, evidence of formation of corporation, limited liability company, limited partnership, etc., certificate of good standing.)

[The balance of this page intentionally left blank – signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

Majestic Funding Partners, LLC	Castle Placement, LLC

By:	By:
Name: Vince Guarnieri	Name: Richard Luftig
Title: Principal	Title: Managing Partner

EAST WEST BANK
as Escrow Agent

By:
Name: Scott K. Armstrong
Title: SVP – Director of Specialty Deposits

Schedule I

Form 1 a

SCHEDULE II

CERTIFICATE AS TO AUTHORIZED SIGNATURES OF

[COMPANY]/[PLACEMENT AGENT]

[Company]/[Placement Agent] hereby designates each of the following persons as its Authorized Representative for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account[s] established under the Agreement to which this Exhibit A is attached, on behalf of [Company]/[Placement Agent].

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

Additional Email Addresses:

The following additional email addresses also may be used by Escrow Agent to verify the email address used to send any Payment Notice to Escrow Agent:

Email 1:   Email 2:  Email 3:

COMPLETE BELOW TO UPDATE EXHIBIT A

If Company wishes to update this Exhibit A, Company must complete, sign and send to Escrow Agent an updated copy of this Exhibit A with such changes. Any updated Exhibit A shall be effective once signed by Company and Escrow Agent and shall entirely supersede and replace any prior Exhibit A to this Agreement.

[  ] By:

Name:

Title:

Date:

EAST WEST BANK (as Escrow Agent)

By:  Name:

Title: Date:

Schedule III

ESCROW AGENT SCHEDULE OF FEES

Acceptance Fee:	$ 0.00
Administration Fee (12-months):	$1,500.00
Check Preparation and Mailing	$ 10.00 each
1099 Preparation and Reporting	$ 10.00 each ($250 annual minimum if any 1099s required)
Third Party Legal Review	$ 450.00 per hr.

Any out-of-pocket expenses, and extraordinary fees or expenses, such as attorneys’ fees or messenger costs, of East West Bank are additional, are not included in the above schedule, and will be invoiced when incurred.

NOTE: All other standard bank fees apply. Please see current fee schedule for a summary of all bank fees.

*Escrow fees due upon account opening. Disbursement fees may apply

The Escrow Account Servicing Fee, if not paid at the time of final disbursement of the funds, may be debited by Escrow Agent from the balance remaining in the Escrow Account upon final disbursement of the funds.

Exhibit A

FORM OF ESCROW DISBURSEMENT INSTRUCTIONS

AND RELEASE NOTICE

To Escrow Agent:

East West Bank, Escrow

Attn: Specialized Deposit Services

[DATE]

Re:Escrow Account No.   Dear Escrow Agent:

1. Reference is made to that certain Escrow Agreement dated as of , 202_ (the “Escrow Agreement”) by and among , a (the “Company”), , a (the “Placement Agent”) and EAST WEST BANK (in its capacity as escrow holder, the “Escrow Agent”). All terms used but not defined herein shall have the respective meanings given such terms in the Escrow Agreement.

2. The Company hereby certifies that the Company has received and accepted subscriptions with gross proceeds of at least $ .

3. You are hereby directed to disburse Escrow Funds in the amount of $ to the Company as follows:

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this statement as of the date first hereinabove set forth.

Company:

By:
Its:
Tax ID:

Placement Agent:

By:
Its:
Tax ID:

EXHIBIT B

FORM OF DISBURSEMENT / TERMINATION NOTICE

To Escrow Agent:

East West Bank

Attn: Specialized Deposit Services, Escrow

[DATE]

Re:Escrow Account No.

Dear Escrow Agent:

1. Reference is made to that certain Escrow Agreement dated as of , 202  (the “Escrow Agreement”)  by and among , a (the “Company”),     , a  (the “Placement Agent”) and EAST WEST BANK (in its capacity as escrow holder, the “Escrow Agent”). All terms used but not defined herein shall have the respective meanings given such terms in the Escrow Agreement.

2. The Company has terminated the Offering prior to the disbursement of offering proceeds.

3. You are hereby directed to disburse the Escrow Funds to the Investors in accordance with Section 1.2(a) of the Escrow Agreement.

IN WITNESS WHEREOF, the undersigned has executed this notice as of the date first hereinabove set forth.

Company:

By:
Its: